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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements listed below of Indus International, Inc. of our reports dated June 12, 2006, with respect to the consolidated financial statements of Indus International, Inc., Indus International, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Indus International, Inc., included in this Annual Report (Form 10-K) for the year ended March 31, 2006:

1.  Registration Statement Number 333-36995 on Form S-8

2.  Registration Statement Number 333-44438 on Form S-8

3.  Registration Statement Number 333-64632 on Form S-8

4.  Registration Statement Number 333-70475 on Form S-8

5.  Registration Statement Number 333-104028 on Form S-3

6.  Registration Statement Number 333-107553 on Form S-8

7.  Registration Statement Number 333-107640 on Form S-3

8.  Registration Statement Number 333-112434 on Form S-8

9.  Registration Statement Number 333-113143 on Form S-3

10. Registration Statement Number 333-118888 on Form S-3

11. Registration Statement Number 333-120297 on Form S-8

                                      /s/ Ernst & Young LLP

Atlanta, Georgia
June 12, 2006